Exhibit 10.54

FIFTH AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND SELECTED EXECUTIVES
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation (“Advance Auto Parts”), maintains the Advance Auto Parts, Inc. Deferred Stock Unit Plan for Non-Employee Directors and Selected Executives (the “Plan”) for the benefit of eligible Team Members and non-employee Directors; and
WHEREAS, Advance Stores Company, Incorporated, a Virginia Corporation (“Advance Stores”) is a wholly-owned subsidiary of Advance Auto Parts; and
WHEREAS, with respect to the Plan, Advance Auto Parts serves as the Plan Administrator and the Plan Sponsor within the meaning of ERISA Sections 3(16)(A) and 3(16)(B), respectively; and
WHEREAS, it is the desire of Advance Auto Parts and Advance Stores that Advance Stores assume the roles of the Plan Administrator and the Plan Sponsor with respect to the Plan; and
WHEREAS, pursuant to Section 9.1 of the Plan, the Compensation Committee of the Board of Directors of Advance Auto Parts may amend the Plan at any time.
NOW, THEREFORE, in consideration of the foregoing, Sections 8.1(a) and (b) of the Plan are amended to read as prescribed below, effective as of July 31, 2014.
Section 8.1    Named Fiduciaries. The persons identified in this Section 8.1 are named as fiduciaries under this Plan and shall be the only named fiduciaries with respect to the Plan.

(a)
Advance Stores Company, Incorporated (“Advance Stores”) shall serve as the Plan Sponsor, and shall be responsible for all fiduciary functions under the Plan except insofar as any such authority or responsibility is assigned by or pursuant to the Plan to another name fiduciary, or is delegated to another fiduciary pursuant to subsection (b) below. In that regard, Advance Stores shall be the “Administrator” of the Plan within the meaning of ERISA. The authority and responsibility reserved or assigned to Advance Stores shall be exercised by an authorized officer or by the Compensation Committee.

(b)
The Compensation Committee shall have the authority and responsibility in regard to the design of the Plan, establishing the criteria for Employees who are to be designated as Eligible Executives for any Plan Year and as otherwise delegated herein. The Compensation Committee may delegate to a committee or to any officer of Advance Stores or any Affiliated Company any authority or responsibility reserved or assigned to it or to Advance Stores pursuant to the Plan. In the event of any such delegation, any references to the authority, right or power of Advance Stores or the Compensation Committee to act which are contained in any notice, disclosure or communication made with a view toward effectuating the purposes of the Plan shall be construed to include authority for such actions by the committee or officer to whom the Compensation Committee has delegated its authority. Notwithstanding any other provision of the Plan, in the event that an action or direction of any person to whom authority reposed with Advance Stores or the Compensation Committee under the Plan has been delegated by the Compensation Committee conflicts with an action or direction of the Board of Directors, Advance Stores, or the Compensation Committee, then the authority of the Board of Directors, Advance Stores, or the Compensation Committee, as applicable, shall supersede that of the delegate with respect to such action or direction.
*    *    *
Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc., the undersigned hereby executes on behalf of the Compensation Committee this Fifth Amendment to the Advance Auto Parts, Inc. Deferred Stock Unit Plan.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
ADVANCE AUTO PARTS, INC.

By:______________________________________
Tammy M. Finley
Senior Vice President, Human Resources
Advance Auto Parts, Inc.

Dated: _______________________, 2014